Exhibit 10.93

THIRD AMENDMENT TO AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

This Amendment, dated as of June 10, 2004, is made by and between RF MONOLITHICS, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to that certain Amended and Restated Credit and Security Agreement dated as of February 3, 2003, as amended by that certain First Amendment to Amended and Restated Credit and Security Agreement dated as of May 31, 2003, and that certain Second Amendment to Amended and Restated Credit and Security Agreement dated as of November 26, 2003 (as amended, the “Credit Agreement”). Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

On December 22, 2003, the Borrower terminated that certain Amended and Restated Credit Agreement dated as of February 3, 2003, as amended through such termination date, by and between the Borrower and Wells Fargo Bank Minnesota, National Association. The Borrower has requested that certain amendments be made to the Credit Agreement to reflect such termination as well as certain other changes, which the Lender is willing to make pursuant to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Deletion of Defined Terms. Section 1.1 of the Credit Agreement is amended by deleting therefrom the definitions of “Domestic Collateral,” “Export Collateral,” “Export Related Accounts,” “Wells Fargo Bank Minnesota,” “Wells Fargo Bank Minnesota Credit Agreement,” “Wells Fargo Bank Minnesota Revolving Advances,” and “WFBCI Export Related Accounts.”

2. Amendment to Definition of Borrowing Base. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety the definition of “Borrowing Base” to read as follows:

“Borrowing Base” means, at any time the lesser of:

(a) the Maximum Line; or

(b) subject to change from time to time in the Lender’s sole discretion, the sum of:

(i) 85% of Eligible Accounts, provided that such rate will be reduced by 1% for each percentage point by which Dilution exceeds 5%; plus

(ii) the lesser of (A) $500,000 or (B) 10% of Eligible Domestic Inventory, provided that on December 1, 2003, and on the first day of each month thereafter, such rate will be reduced by 1% per month until equal to 0%.

3. Amendment to Definition of Eligible Accounts. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety the definition of “Eligible Accounts” to read as follows:

“Eligible Accounts” means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

(i) That portion of Accounts unpaid 60 days or more after the due date but not to exceed 120 days after the invoice date;

(ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

(iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

(v) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(vi) That portion of Accounts not owned by Borrower or subject to any Lien, right, claim or interest of another Person;

(vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings, is generally not paying its debts as and when the same become due, or has gone out of business;

(viii) Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of the Borrower;

(ix) That portion of Accounts that has been restructured, extended, amended or modified;

(x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii), (vi) or (ix) above; and

(xii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

4. Amendment to Definition of Eligible Domestic Inventory. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety the definition of “Eligible Domestic Inventory” to read as follows:

“Eligible Domestic Inventory” means all Inventory of the Borrower at the lower of cost or market value as determined in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

(i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender in form and substance satisfactory to Lender in its sole discretion;

(ii) Supplies, packaging, fabricated or maintenance parts or sample Inventory;

(iii) Work-in-process Inventory;

(iv) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the Borrower’s operations;

(v) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(vi) Inventory that is perishable or live;

(vii) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

(viii) Inventory that is subject to a Lien in favor of any Person other than the Lender; and

(ix) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

5. Amendment to Definition of Maximum Line. Section 1.1 of the Credit Agreement is amended by amending and restating in its entirety the definition of “Maximum Line” to read as follows:

“Maximum Line” means $7,500,000, unless said amount is reduced pursuant to Section 2.12, in which event it means the amount to which said amount is reduced.

6. Amendment to Section 2.8(d). Section 2.8(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

(d) Minimum Charge. Subject to Section 2.8(g), in addition to the provisions of Sections 2.8(a), 2.8(b), 2.8(c), and 2.8(e) of this Agreement, the Borrower shall pay to the Lender on each Interest Payment Date an additional commitment fee equal to the difference, if any, between (i) $10,000.00 per calendar month during the term of this Agreement, and (ii) the amount of interest calculated under Sections 2.8(a), 2.8(b), 2.8(c), and 2.8(e) of this Agreement.

7. Amendment to Section 2.9(a). Section 2.9(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a) Unused Line Fee. For the purposes of this Section 2.9(a), “Unused Amount” means the Maximum Line reduced by (i) outstanding Revolving Advances, and (ii) the L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at the rate of one-quarter percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on each Interest Payment Date and on the Termination Date.

8. Amendment to Section 2.19. Section 2.19 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.19 Automatic Renewal. Unless terminated (a) by the Lender (i) by giving written notice to the Borrower no less than ninety (90) days prior to the Maturity Date or (ii) in accordance with Section 8.2, or (b) by the Borrower (i) by giving written notice to the Lender no less than ninety (90) days prior to the Maturity Date or (ii) in accordance with Section 2.12, the Credit Facility shall remain in effect until the Original Maturity Date, and, thereafter, shall automatically renew for successive one-year periods. “Maturity Date” shall initially mean the Original Maturity Date; provided, however, that if at any time the Credit Facility has been automatically renewed, “Maturity Date” shall mean the one-year anniversary of the date that was formerly the Maturity Date.

9. Amendment to Section 5.9. Section 5.9 of the Credit Agreement is amended by deleting the phrase “except for the security interest of Wells Fargo Bank Minnesota in the Export Collateral” from the end of the last sentence thereof.

10. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.11 Lockbox; Collateral Account.

(a) For so long as the Credit Facility is in existence or any Obligations are outstanding, the Borrower shall irrevocably direct all present and future Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the Lockbox. All of the Borrower’s invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to the Collateral Account.

(b) The Borrower agrees to deposit in the Collateral Account or, at the Lender’s option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all other cash proceeds of Collateral, which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the Lockbox, immediately upon receipt thereof, in the form received, except for the Borrower’s endorsement when deemed necessary. Until delivered to the Lender or deposited in a Collateral Account, all proceeds or collections of such Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any funds or property of the Borrower.

(c) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

(d) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing three (3) Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender’s general account.

(e) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower’s commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

11. Amendment to Section 7.1(d). Section 7.1(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(d) Intentionally deleted;”.

12. Amendment to Section 8.1(p). Section 8.1(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(p) Intentionally deleted;”.

13. No Fee for Pre-Payment of Term Note or Reduction of Maximum Line. The Lender acknowledges and agrees that no fee will be charged (a) pursuant to Section 2.13(b) of the Credit Agreement for pre-payment of the Term Note or (b) pursuant to Section 2.13(d) for the line reduction fee due under Section 2.13(a) as the line reduction pursuant to this Amendment is made because of increased cash flow generated from the Borrower’s operations.

14. Requested Consent. The Borrower has requested that (a) the Lender waive the Minimum Charge pursuant to Section 2.8(d) of the Credit Agreement for the twelve-month period commencing January 31, 2004 through December 31, 2004, and (b) the Lender reduce the frequency of field examinations, audits and appraisals of the Collateral pursuant to Section 6.20 of the Credit Agreement from once every quarter to three times per year (collectively, the “Requested Consents”). Provided that no Default or Event of Default occurs, the Lender hereby waives the Minimum Charge pursuant to Section 2.8(d) of the Credit Agreement for the twelve-month period commencing January 31, 2004 through December 31, 2004. Furthermore, provided that (a) no Default or Event of Default occurs, and (b) Availability calculated on a three-month rolling average for the prior three months is at least equal to or greater than $1,500,000.00, the Lender hereby consents to the reduction of frequency of field examinations, audits and appraisals of the Collateral pursuant to Section 6.20 of the Credit Agreement from once every quarter to three times per year.

The waiver and consents granted herein for the Requested Consents shall be effective only in the specific instance and for the specific purposes of the Requested Consents, and shall not entitle the Borrower to any other waiver in any similar or other circumstances. The Requested Consents granted herein shall not be construed as a consent to or waiver of any other Default or Event of Default which may now exist or hereafter occur or any other violation of any term, covenant or provision of the Credit Agreement or any other Loan Document. All rights and remedies of the Lender are hereby expressly reserved with respect to any other such Default or Event of Default. The Requested Consents granted herein do not affect or diminish the right of the Lender to require strict performance by the Borrower of each other provision of any Loan Document to which it is a party. All terms and provisions of, and all rights and remedies of the Lender under the Loan Documents shall continue in full force and effect and are hereby confirmed and ratified in all respects.

15. No Other Changes. Except as explicitly amended or modified by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

16. Conditions Precedent. This Amendment shall be effective as of the date hereof when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the certificate of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Secretary dated as of February 3, 2003, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Secretary dated as of February 3, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b) Such other matters as the Lender may require.

17. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

18. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

19. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default, breach or default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

20. Release. THE BORROWER HEREBY ABSOLUTELY AND UNCONDITIONALLY RELEASES AND FOREVER DISCHARGES THE LENDER, AND ANY AND ALL PARTICIPANTS, PARENT CORPORATIONS, SUBSIDIARY CORPORATIONS, AFFILIATED CORPORATIONS, INSURERS, INDEMNITORS, SUCCESSORS AND ASSIGNS THEREOF, TOGETHER WITH ALL OF THE PRESENT AND FORMER DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES OF ANY OF THE FOREGOING, FROM ANY AND ALL CLAIMS, DEMANDS OR CAUSES OF ACTION OF ANY KIND, NATURE OR DESCRIPTION, WHETHER ARISING IN LAW OR EQUITY OR UPON CONTRACT OR TORT OR UNDER ANY STATE OR FEDERAL LAW OR OTHERWISE, WHICH THE BORROWER HAS HAD, NOW HAS OR HAS MADE CLAIM TO HAVE AGAINST ANY SUCH PERSON FOR OR BY REASON OF ANY ACT, OMISSION, MATTER, CAUSE OR THING WHATSOEVER ARISING FROM THE BEGINNING OF TIME TO AND INCLUDING THE DATE OF THIS AMENDMENT, WHETHER SUCH CLAIMS, DEMANDS AND CAUSES OF ACTION ARE MATURED OR UNMATURED OR KNOWN OR UNKNOWN.

21. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

22. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

23. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Amendment and the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Texas. Each party hereto hereby (i) consents to the personal jurisdiction of the state and federal courts located in the State of Texas in connection with any controversy related to this Amendment; (ii) waives any argument that venue in any such forum is not convenient, (iii) agrees that any litigation initiated by the Lender or the Borrower in connection with this Amendment or the other Loan Documents shall be venued in either the District Court of Collin County, Texas, or the United States District Court for the Northern District of Texas; and (iv) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AMENDMENT.

24. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		RF MONOLITHICS, INC.

By	/s/ Joseph M. Sammons	By	/s/ David M. Kirk
	Joseph. M. Sammons		David M. Kirk
	Vice President		President